Exhibit 21.1
Subsidiaries of Pacific Oak Strategic Opportunity REIT, Inc. as of March 23, 2020

Pacific Oak Strategic Opportunity Holdings LLC	Pacific Oak SOR Acquisition XXVII, LLC
Pacific Oak Strategic Opportunity Limited Partnership	Pacific Oak SOR Richardson Land JV, LLC
Pacific Oak SOR (BVI) Holdings, LTD.	JP-Pacific Oak Richardson Holdings II, LLC
Pacific Oak SOR Properties, LLC	JP-Palisades IV, LLC
Pacific Oak SOR Acquisition VIII, LLC	Pacific Oak SOR Acquisition XXVIII, LLC
Pacific Oak SOR Richardson Portfolio JV, LLC	Pacific Oak SOR Westpark Portfolio, LLC
JP-Pacific Oak Richardson Holdings, LLC	Pacific Oak SOR Acquisition XXIX, LLC
JP-Palisades III, LLC	Pacific Oak SOR 353 Sacramento Street, LLC
JP-Pacific Oak Richardson Acquisition I, LLC	Pacific Oak SOR Acquisition XXX, LLC
JP-Palisades I, LLC	Pacific Oak SOR Crown Pointe, LLC
JP-Palisades II, LLC	Pacific Oak SOR Acquisition XXXI, LLC
JP-Greenway I, LLC	Pacific Oak SOR 125 John Carpenter, LLC
JP-Greenway III, LLC	Pacific Oak SOR Acquisition XXXIII, LLC
Pacific Oak SOR Acquisition X, LLC	Pacific Oak SOR Marquette Plaza, LLC
Pacific Oak SOR CMBS Owner, LLC	Pacific Oak SOR Acquisition XXXII, LLC
Pacific Oak SOR Acquisition XI, LLC	Pacific Oak SOR City Tower, LLC
1180 Raymond Urban Renewal, LLC	Pacific Oak SOR Acquisition XXII, LLC
Pacific Oak SOR Acquisition XII, LLC	Pacific Oak SOR Park Highlands II JV, LLC
Pacific Oak SOR NIP JV Member, LLC	Pacific Oak SOR Park Highlands II, LLC
NIP JV, LLC	Pacific Oak SOR Park Highlands TRS, LLC
NIP Owner, LLC	Pacific Oak SOR Acquisition VII, LLC
Pacific Oak SOR NIP JV Member TRS Member, LLC	Pacific Oak SOR Park Highlands JV, LLC
Pacific Oak SOR Acquisition XIV, LLC	Pacific Oak SOR Park Highlands, LLC
Pacific Oak SOR 100-116 E. Palm Avenue JV, LLC	Pacific Oak SOR TRS Services LLC
GPI Burbank Collection, LLC	Pacific Oak SOR Tule Springs Owner TRS, LLC
Pacific Oak SOR Acquisition XVIII, LLC	Pacific Oak SOR Debt Holdings II LLC
Pacific Oak SOR Austin Suburban Portfolio, LLC	Pacific Oak Finance LLC
Pacific Oak SOR Acquisition XXIII, LLC	Pacific Oak SOR Equity Holdings X LLC
Pacific Oak SOR 424 Bedford JV, LLC	Pacific Oak SOR X Acquisition I, LLC
Pacific Oak SOR 424 Bedford, LLC	Pacific Oak SOR Battery Point, LLC
EE 424 Bedford Owner, LLC	Pacific Oak SOR X Acquisition II, LLC
Pacific Oak SOR Acquisition XXV, LLC	Pacific Oak SOR Pac Oak Opp Zone Fund I, LLC
Pacific Oak SOR 110 William JV, LLC	Pacific Oak SOR Acquisition XXXIV, LLC
Pacific Oak SOR SREF III 110 William, LLC	Pacific Oak SOR 8 & 9 Corporate Centre, Inc.
110 William Mezz III, LLC	Pacific Oak SOR Acquisition XXXV, LLC
110 William Property Investors III, LLC	Pacific Oak SOR Georgia 400 Center, LLC
CA Capital Management Services III, LLC	Pacific Oak SOR X Acquisition IV, LLC
Pacific Oak SOR II Holdings, LLC
Pacific Oak SOR II, LLC